EXHIBIT 4.3





===========================================================================



                        FIRST SUPPLEMENTAL INDENTURE

                                  BETWEEN

                         WPS RESOURCES CORPORATION

                                    AND

                    STATE STREET BANK AND TRUST COMPANY

                         DATED AS OF JULY 30, 1998



===========================================================================

                             TABLE OF CONTENTS


                                 ARTICLE I
                                DEFINITIONS

     SECTION 1.1    Definition of Terms. . . . . . . . . . . .  2

                                 ARTICLE II
               GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
     SECTION 2.1    Designation and Principal Amount.. . . . .  3
     SECTION 2.2    Maturity.. . . . . . . . . . . . . . . . .  3
     SECTION 2.3    Denominations, Form and Payment. . . . . .  3
     SECTION 2.4    Global Debenture.. . . . . . . . . . . . .  3
     SECTION 2.5    Interest.. . . . . . . . . . . . . . . . .  5

                                ARTICLE III
                        REDEMPTION OF THE DEBENTURES
     SECTION 3.1    Redemption; Conditions to Redemption.. . .  6
     SECTION 3.2    No Sinking Fund. . . . . . . . . . . . . .  6

                                 ARTICLE IV
                    EXTENSION OF INTEREST PAYMENT PERIOD
     SECTION 4.1    Extension of Interest Payment Period.. . .  7
     SECTION 4.2    Notice of Extension. . . . . . . . . . . .  7

                                 ARTICLE V
                                  EXPENSES
     SECTION 5.1    Payment of Expenses. . . . . . . . . . . .  8
     SECTION 5.2    Payment Upon Resignation or Removal. . . .  9

                                 ARTICLE VI
                             FORM OF DEBENTURE
     SECTION 6.1    Form of Debenture. . . . . . . . . . . . .  9

                                ARTICLE VII
                        COVENANT TO LIST ON EXCHANGE
     SECTION 7.1    Listing on Exchange. . . . . . . . . . . . 17

                                ARTICLE VIII
                        ORIGINAL ISSUE OF DEBENTURES
     SECTION 8.1    Original Issue of Debentures.. . . . . . . 17

                                 ARTICLE IX
                                MISCELLANEOUS
     SECTION 9.1    Ratification of Indenture. . . . . . . . . 17
     SECTION 9.2    Trustee Not Responsible for Recitals.. . . 17
     SECTION 9.3    Governing Law. . . . . . . . . . . . . . . 17
     SECTION 9.4    Separability.. . . . . . . . . . . . . . . 18
     SECTION 9.5    Counterparts.  . . . . . . . . . . . . . . 18

          FIRST SUPPLEMENTAL INDENTURE, dated as of July 30, 1998 (the "First Supplemental Indenture"), between WPS RESOURCES CORPORATION, a Wisconsin corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity but solely as trustee (the "Trustee") under the Indenture dated as of July 30, 1998 between the Company and the Trustee (the "Indenture").

                            W I T N E S S E T H:

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its 7.00% Junior Subordinated Deferrable Interest Debentures due 2038 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

          WHEREAS, WPSR Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $50,000,000 aggregate stated liquidation amount of its 7.00% Trust Preferred Securities (the "Trust Preferred Securities") and has offered to the Company $1,500,000 aggregate stated liquidation amount of its 7.00% Trust Common Securities, such Trust Preferred Securities and Trust Common Securities representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, in $51,500,000 aggregate principal amount of the Debentures; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

          NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                 ARTICLE I
                                DEFINITIONS

SECTION 1.1    Definition of Terms.
               -------------------

          Unless the context otherwise requires:

          (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

          (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

          (e) headings are for convenience of reference only and do not affect interpretation;

          (f)  the following terms have the meanings given to them in the
Declaration: (i) Administrative Trustee; (ii) Clearing Agency; (iii) Delaware Trustee; (iv) Distributions; (v) Investment Company Event; (vi) Pricing Agreement; (vii) Property Trustee; (viii) Tax Event; (ix) Trust Preferred Security Certificate; and (x) Underwriting Agreement;

          (g)  the following terms have the meanings given to them in this
Section 1.1(g):

          "Additional Interest" shall have the meaning set forth in
Section 2.5.

          "Compounded Interest" shall have the meaning set forth in
Section 4.1.

          "Coupon Rate" shall have the meaning set forth in Section 2.5.

          "Declaration" means the Amended and Restated Declaration of Trust of WPSR Capital Trust I, a Delaware statutory business trust, dated as of July 30, 1998, including the Terms of Securities attached thereto as Annex I.

          "Deferred Interest" shall have the meaning set forth in
Section 4.1.

          "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

          "Global Debenture" shall have the meaning set forth in
Section 2.4.

          "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

          "Non Book-Entry Trust Preferred Securities" shall have the meaning set forth in Section 2.4.

          "Redemption Price" shall have the meaning set forth in
Section 3.1.

                                 ARTICLE II
               GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1    Designation and Principal Amount.
               --------------------------------

          There is hereby authorized a series of Debt Securities designated the "7.00% Junior Subordinated Deferrable Interest Debentures due 2038", limited in aggregate principal amount to $51,500,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.4 of the Indenture.

SECTION 2.2    Maturity.
               --------

          The Maturity Date is June 30, 2038.

SECTION 2.3    Denominations, Form and Payment.
               -------------------------------

          The Debentures shall be issuable in denominations of twenty-five U.S. Dollars ($25) or any integral multiple thereof. Except as provided in
Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the
--------  -------
Company by check mailed to the holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by such holder. Notwithstanding the foregoing, so long as the holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4    Global Debenture.
               ----------------

          (a) In the event that the Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the
Trust:

               (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company, upon any such presentation, shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

               (ii) if any Trust Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Trust Preferred Security Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Trust Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate stated liquidation amount of the Non Book-Entry Trust Preferred Securities until such Trust Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance, at which time such Trust Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Trust Preferred Security Certificate or the transferee of the holder of such Trust Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

          (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

          (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine, in its sole discretion, that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.11(c) of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5    Interest.
               ---------

          (a) Each Debenture will bear interest at the rate of 7.00% per annum (the "Coupon Rate") from the original date of issuance or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, at the Coupon Rate, compounded quarterly payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing September 30, 1998, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Property Trustee is the holder of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Trust Preferred Securities are no longer in book-entry only form or if the Debentures are not held by the Property Trustee and are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date not less than three Business Days before an Interest Payment Date.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full calendar quarter for which interest is computed will be computed on the basis of the actual number of days elapsed per 90-day period in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) If, at any time while the Property Trustee is the holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                                 ARTICLE III
                        REDEMPTION OF THE DEBENTURES

SECTION 3.1    Redemption; Conditions to Redemption.
               ------------------------------------

          (a)  Subject to the provisions of Article III of the Indenture, the Company shall have the right to redeem the Debentures, (i) on or after July 30, 2003, in whole at any time or in part from time to time, or (ii) in the event that a Tax Event or an Investment Company Event shall occur and be continuing, then prior to July 30, 2003 in whole (but not in part) within 90 days following the occurrence of such Tax Event or Investment Company Event, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price (the "Redemption Price") equal to the principal amount of the Debentures to be redeemed, plus any accrued and unpaid interest, including Additional Interest, if any, thereon to the date of such redemption (the "Redemption Date"); provided, however, that the Company shall not redeem the
                    --------  -------
Debentures in part unless all accrued but unpaid interest has been paid in full on all of the Debentures Outstanding for all quarterly interest payment periods terminating on or prior to the Redemption Date. If the Debentures are only partially redeemed pursuant to this Section 3.1(a), the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each holder of Debentures to be redeemed.

          (b) For so long as the Trust is the Holder of all Outstanding Debentures, the proceeds of any redemption provided for in this Section 3.1 shall be used by the Trust to redeem Trust Preferred Securities in accordance with their terms.

          (c) If a partial redemption of the Debentures would result in the delisting of the Trust Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Trust Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

SECTION 3.2    No Sinking Fund.
               ---------------

          The Subordinated Debentures are not entitled to the benefit of any sinking fund.

                                 ARTICLE IV
                    EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1    Extension of Interest Payment Period.
               ------------------------------------

          The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive calendar quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarterly interest payment period of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive calendar quarters or extend beyond the maturity date of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2    Notice of Extension.
               -------------------

          (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees and the Property Trustee of its election of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or any other applicable self-regulatory organization or to holders of the Trust Preferred Securities, but in any event at least one Business Day before such record date.

          (b) If the Property Trustee is not the only holder of the Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give the holders of the Debentures and the Trustee written notice of its election of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debentures, but in any event at least two Business Days before such record date.

          (c) The quarterly interest payment period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 consecutive calendar quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

                                 ARTICLE V
                                 EXPENSES

SECTION 5.1    Payment of Expenses.
               -------------------

          (a) In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

               (1) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.6 of the Indenture;

               (2) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

               (3) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

          (b)  The obligations of the Company under paragraphs (a)(2) and
(a)(3) of this Section 5.1 are for the benefit of, and shall be enforceable by, any person to whom any such liabilities, costs, expenses, and taxes are owed (a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the provisions of this Section 5.1(b).

SECTION 5.2    Payment Upon Resignation or Removal.
               -----------------------------------

          Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section
7.10 of the Indenture, the Company shall pay to the Trustee all amounts accrued and owing to the Trustee to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or Property Trustee, as applicable, all amounts accrued and owing to such Trustee to the date of such termination, removal or resignation.

                                 ARTICLE VI
                             FORM OF DEBENTURE

SECTION 6.1    Form of Debenture.
               -----------------

          The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                        (FORM OF FACE OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.
    ----------------------------

                          WPS RESOURCES CORPORATION


           7.00% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                  DUE 2038

          WPS Resources Corporation, a Wisconsin corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter
referred to), for value received, hereby promises to pay to               , or
                                                            --------------
registered assigns, the principal sum of $            on June 30, 2038, and to
                                          -----------
pay interest on said principal sum from July 30, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December
31 of each year commencing         , 199 , at the rate of 7.00% per annum
                           --------     -
until the principal hereof shall have become due and payable, plus Additional Interest, if any, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest payment period for which interest is computed will be computed on the basis of actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF THE TRUST PREFERRED SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL CERTIFICATE OR IF THE DEBENTURES ARE NOT HELD BY THE PROPERTY TRUSTEE AND ARE NOT REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on [insert regular record date selected by the Company in accordance with Section 2.5].] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by such holder. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated
      ----------------------------
                                        WPS RESOURCES CORPORATION


                                        By:
                                            -------------------------------
                                        Name:
                                        Title:

Attest:

By:
     -----------------------------
Name:
Title:

                   (FORM OF CERTIFICATE OF AUTHENTICATION)

                       CERTIFICATE OF AUTHENTICATION


          This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY     or
                                            -------------------------------
as Trustee                                      as Authenticating Agent




By                                      By
   -------------------------------          -------------------------------
     Authorized Signatory                         Authorized Signatory

                       (FORM OF REVERSE OF DEBENTURE)

          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of July 30, 1998, duly executed and delivered between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of July 30, 1998, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          Subject to the provisions of Article III of the Indenture, the Company has the right to redeem this Debenture (i) on or after July 30, 2003, in whole at any time or in part from time to time, or (ii) in the event that a Tax Event or Investment Company Event (as defined in the First Supplemental Indenture) shall occur and be continuing, then prior to July 30, 2003, in whole (but not in part) within 90 days following the occurrence of such Tax Event or Investment Company Event upon not less than 30 nor more than 60 days' prior written notice, at a redemption price (the "Redemption Price"), equal to the principal amount of the Debentures to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, thereon to the date of such redemption (the "Redemption Date"); provided, however, that the Company
                                         --------  -------
shall not redeem the Debentures in part unless all accrued but unpaid interest has been paid in full on all of the Debentures for all quarterly interest payment periods terminating on or prior to the Redemption Date.

          If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each holder to be redeemed in accordance with its procedures.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, or
(ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures of any series at the time Outstanding affected thereby, on behalf of all of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive calendar quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that no Extended Interest Payment Date may extend beyond the maturity date of the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive calendar quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee or such other location designated by the Company pursuant to the Indenture accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

          All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ARTICLE VII
                        COVENANT TO LIST ON EXCHANGE

SECTION 7.1    Listing on Exchange.
               -------------------

          If the Debentures are to be issued as a Global Security in connection with the distribution of the Debentures to the Holders of the Trust Preferred Securities issued by the Trust upon the dissolution of the Trust, the Company will use its best efforts to list such Debentures on the New York Stock Exchange or on such other exchange on which the Trust Preferred Securities are then listed.

                                ARTICLE VIII
                        ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1    Original Issue of Debentures.
               ----------------------------

          Debentures in the aggregate principal amount of $51,500,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                 ARTICLE IX
                               MISCELLANEOUS

SECTION 9.1    Ratification of Indenture.
               -------------------------

          The Indenture, as supplemented by this First Supplemental
Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2    Trustee Not Responsible for Recitals.
               ------------------------------------

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 9.3    Governing Law.
               -------------

          This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 9.4    Separability.
               ------------

          In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5    Counterparts.
               ------------

          This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                   WPS RESOURCES CORPORATION



                                   By:     /s/ Larry L. Weyers
                                           --------------------------------
                                   Name:   Larry L. Weyers
                                           --------------------------------
                                   Title:  Chairman, President and
                                           --------------------------------
                                           Chief Executive Officer
                                           --------------------------------



                                   STATE STREET BANK AND TRUST COMPANY
                                   not in its individual capacity
                                   but solely as Trustee



                                   By:     /s/ Paul D. Allen
                                           -----------------
                                   Name:   Paul D. Allen
                                   Title:  Vice President

STATE OF WISCONSIN  )
                         ) SS:
COUNTY OF BROWN     )


          On the 27th day of July, 1998, before me personally came
Larry L. Weyers to me known, who, being by me duly sworn, did depose and say that he is the Chairman, President and Chief Executive Officer of WPS RESOURCES CORPORATION, one of the corporations described in and which executed the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 27th day of July, 1998.



                                   /s/ Donna M. Sheedy
                                   ----------------------------------------
                                   Notary Public




STATE OF WISCONSIN                 )
                                   ) SS:
COUNTY OF MILWAUKEE           )

          On the 29th day of July, 1998, before me personally came
Paul D. Allen to me known, who, being by me duly sworn, did depose and say he is Vice President of STATE STREET BANK AND TRUST COMPANY, one of the corporations described in and which executed the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 29th day of July, 1998.



                                   /s/ Lynn N. Daniels
                                   ----------------------------------------
                                   Notary Public